Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

INSURETEK, INC.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (the

“Agreement”) is made as of August 31, 2024 (the “Effective Date”) by and between InsureTEK, Inc., a Delaware corporation (the “Company”), and Denali Systems, Inc., a Wyoming corporation (the “Purchaser”) Purchaser is a wholly owned subsidiary of Himalaya Technologies, Inc. (“HMLA”)

RECITAL

To provide the Company with additional resources to conduct its business on the terms and conditions set forth in this Agreement, the Purchaser is willing to loan to the Company the aggregate principal amount of $250,000.00 subject to the terms and conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.	AMOUNT AND TERMS OF THE LOAN

1.1              The Loan. Subject to the terms of this Agreement, the Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) $250,000.00 (the “Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for the Loan Amount, in substantially the form attached hereto as EXHIBIT A (the “Note”). The Loan Amount loaned to the Company shall be loaned and disbursed in accord with the following schedule: (a) the initial disbursement of principal in the amount of $25,000 shall be made on December 1, 2024; and (b) on the first day of each month commencing on January 1, 2025, Holder shall disburse the greater of $15,000 or 25% of any capital investment received by Holder until such time as the Holder has disbursed $250,000 in total principle. The unpaid principle shall bear interest in accord with the provisions of the Note.

2.	CLOSING AND DELIVERY

2.1              Closing. The closing of the sale and purchase of the Note (the “Closing”) shall be held on the Effective Date, or at such other time as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2	Delivery. At the Closing, the following shall be delivered:

(a)               The Purchaser shall deliver each of the Transaction Agreements to which it is a party, executed by the Purchaser and HMLA.

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(b)               The Company shall deliver each of the Transaction Agreements to which it is a party, executed by the Company..

3.              Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)               “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(b)               “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(c)               “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of the following officers: Michael P. Murphy and Robert Dougher.

(d)               "Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(e)               "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act registering the sale of Securities.

(f)                “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(g)               “Stockholders’ Agreement” means the agreement among the Company, the Purchaser, and certain other stockholders of the Company, dated as of the date of the Closing, in the form of EXHIBIT C attached to this Agreement.

(h)               “Transaction Agreements” means this Agreement, the Note, the Stockholders’ Agreement, and any applicable Employee Agreements.

4.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchaser, as of the Closing, as follows:

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4.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company or its business.

4.2	Capitalization.

(a)               The authorized capital of the Company consists, immediately prior to the Closing, of 500,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 111,500 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(b)               The Company has reserved 6,690 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its InsureTEK Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, options to purchase 5,575 shares have been granted and are currently outstanding, and 1,115 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)               Section 4.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; and (iv) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Note to be issued under this Agreement,

(B) the rights provided in Section 4.01 of the Stockholders’ Agreement, and (C) the securities and rights described in Section 4.2(a) of this Agreement and Section 4.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

(d)               Except pursuant to the Company’s Stock Plan, none of the Company's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock

Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

4.3              Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

4.4              Corporate Power. The Company has all requisite corporate power to execute and deliver the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements.

4.5              Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Transaction Agreements and the execution, delivery and performance of all obligations of the Company under the Transaction Agreements, including the issuance and delivery of the Note and the reservation of the equity securities issuable upon conversion of the Note (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the Transaction Agreements will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

4.6              Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the Conversion Securities issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

4.7              Compliance with Laws. The Company has been and is in compliance with all laws in all material respects of the jurisdictions in which it is conducting business.

4.8              Compliance with Other Instruments. The Company is not in violation or default of any term of its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien,

Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The sale of the Note and the subsequent issuance of the Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.9              Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company's knowledge, currently threatened in writing

(i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) to the Company's knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) against the Company or any officer, director or Key Employee that, to the Company's knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

4.10          Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

4.11          Material Contracts. Except for the Transaction Agreements, engagement letters with accounting firms or law firms, or as set forth on Section 4.11 of the Disclosure Schedule, there are no legally binding agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or, to its knowledge, by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of fifteen thousand U.S. dollars ($15,000),

(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to develop, manufacture, produce, assemble, license, market or sell the Company's products or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, (iv) restrictions to its rights to conduct any line of business activity, or (v) indemnification rights to any third party (each, a “Material Contract”, collectively the “Material Contracts”). To the Company's knowledge, all of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company is nor, to the Company's knowledge, is any other party to any Material Contract in material default under any of such Material Contracts.

Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

4.12          Intellectual Property. The Company owns or possesses sufficient legal rights to the Company Intellectual Property necessary to the business of the Company as presently conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.

4.13          Financial Statements. The Company has delivered to the Purchaser its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2022 (the "Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

4.14          Use of Proceeds. The Company intends to use the proceeds of sale and issuance of the Note to build up its technology intellectual property and technical stack architecture/infrastructure, corporate branding and, thereafter, for general corporate purposes.

4.15          Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchaser or its counsel (the "Confidential Information Agreements"). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee's Confidential Information Agreement. Each current and former Key Employee has executed a non- competition and non-solicitation agreement substantially in the form or forms delivered to the Purchaser or its counsel. The Company is not aware that any of its Key Employees is in violation of any agreement described in this Section 4.15.

4.16          Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

4.17          Disclosure. The Company has made available to the Purchaser all information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Note, including certain of the Company's projections describing its proposed business

Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

plan (the "Business Plan"). The Company makes no representation, warranty or covenant regarding the Business Plan or that the Company will achieve any results projected in the Business Plan. It is understood that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1              Purchase for Own Account. The Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or Conversion Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

5.2              Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 4, the Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note or Conversion Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note or Conversion Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. Purchaser acknowledges and agrees that (a) the only representations and warranties made by or on behalf of the Company are the representations and warranties expressly and specifically made in Section 4 of this Agreement (as modified by the Disclosure Schedule, as supplemented or amended), and (b) neither Purchaser nor any of its affiliates nor any of their respective successors and permitted assigns shall have any claim for losses, costs, expenses, judgments, fines, claims, damages and assessments to the extent resulting from, or caused by, the knowledge of persons other than the parties hereto.

5.3              Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.4              Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Note (or any Conversion Securities) unless and until:

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(a)               There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)               The Purchaser shall have notified the Company of the proposed disposition and that such disposition will not require registration under the Securities Act or any applicable state securities laws.

6.	FURTHER AGREEMENTS

6.1              Further Assurances. Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

7.	MISCELLANEOUS

7.1              Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2              Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of any law other than the law of the State of Delaware.

7.3              Venue. The Company and the Purchaser (i) irrevocably submit to the exclusive jurisdiction and venue of the State and Federal courts located in the State of Delaware, (ii) agree that all claims in such action may be decided only in such courts, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum, and (iv) consent to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Each party agrees that for any lawsuit between or among the parties arising in whole or in part under or in connection with this Agreement, such party will bring lawsuits only in the State of Delaware. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

7.4              Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all or which, collectively, constitute only one agreement. The signatures of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other form of electronic transmission shall be as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement shall be binding when each party to this Agreement has delivered an executed counterpart signature page to each other party.

7.5              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Docusign Envelope ID: 2A021176-D65C-43F4-87FF-7C06C0947386

7.6              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the preceding sentence, if notice is given to the Purchaser in a form other than electronic mail, the Company shall also provide a copy of the same notice by electronic mail. All communications shall be sent to the Company at the address on the signature page below, and to the Purchaser at the addresses set forth on the signature page below or at such other addresses as the Company or Purchaser may designate by written notice to the other parties hereto.

7.7              Modification; Waiver. Any modification or waiver of any provision of this Agreement or the Note, or consent to departure therefrom, shall be effective only upon the written consent of the Company and the Purchaser.

7.8              Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

7.9              Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Transaction Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchaser of any breach or default under this Agreement, or any waiver by the Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.10          Entire Agreement. This Agreement and the Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

INSURETEK, INC.

Nashville, TN 37206

By: . Michael P. Murphy, President

1109 Woodland Street

PURCHASER:

DENALI SYSTEMS, INC.

By: Name: John Conklin

Ite President

APPROVED BY:

HIMALAYA TECHNOLOGIES, INC.

By: Name: Vikram Grover

Its: CEO

[Signature Page to Convertible Promissory Note Purchase Agreement]

EXHIBIT A

Form of Convertible Promissory Note

[Attached]

EXHIBIT B

Stockholders Agreement

[Attached]

Disclosure Schedules

Section 4.2(c)

1.	See attached
2.	Note Purchase Agreement, dated June 4, 2021, by and among InsureTEK Inc., Kin Copeland and Kimberley Dougher
3.	Convertible Promissory Note, dated June 4, 2021, by and between InsureTEK Inc. and Sage Kinney Copeland
4.	Convertible Promissory Note, dated June 4, 2021, by and between InsureTEK Inc. and Kimberly Dougher
5.	Note Purchase Agreement, dated September 2, 2021, by and among InsureTEK Inc. and MasTec North America, Inc.
6.	Convertible Promissory Note, dated September 2, 2021, by and among InsureTEK Inc. and MasTec North America, Inc.
7.	Note Purchase Agreement, dated July , 2022, by and among InsureTEK Inc. and J. Basil Mattingly.
8.	Convertible Promissory Note, dated July , 2022, by and among InsureTEK Inc. and J. Basil Mattingly.
9.	Note Purchase Agreement, dated July , 2022, by and among InsureTEK Inc. and Kimberly Dougher.
10.	Convertible Promissory Note, dated July , 2022, by and among InsureTEK Inc. and Kimberly Dougher.

Section 4.11

1.	Note Purchase Agreement, dated June 4, 2021, by and among InsureTEK Inc., Kin Copeland and Kimberley Dougher
2.	Convertible Promissory Note, dated June 4, 2021, by and between InsureTEK Inc. and Sage Kinney Copeland
3.	Convertible Promissory Note, dated June 4, 2021, by and between InsureTEK Inc. and Kimberly Dougher